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EXHIBIT 1 TO FORM 8-K

August 27, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K/A#1 dated August 17, 1999, of Dialysis Corporation of America and are in agreement with the statements contained in the second, third, and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        /s/ Ernst & Young LLP





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